UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

On or about December 22, 2009 the Company entered into a securities purchase agreement with certain institutional investors (the “Investors”) pursuant to which the Company sold, in three tranches, the Investors convertible debentures and warrants (the “2009 Transactions”).   For more information regarding the 2009 Transaction please refer to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2009, December 31, 2009 and April 20, 2010.  On or about October 18, 2010, the Company entered into a securities purchase agreement with the Investors pursuant to which the Company sold the Investors convertible debentures and warrants (the “2010 Transactions”).  For more information regarding the 2010 Transaction please refer to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2010.

On February 16, 2012, the Company entered into a Modification Agreement with the Purchasers.  Under the terms of the Modification Agreement, certain terms have been modified as follows:

•

Maturity date of the 2009 Debentures is extended to March 15, 2012.

•

Conversion price of Debentures issued in the 2009 Transactions and 2010 Transaction is reduced to five cents ($0.05) per share.

•

Exercise Price of the Warrants issued in the 2009 Transactions and 2010 Transaction is reduced to five cents ($0.05) per share.

No other terms of the 2009 Transactions or 2010 Transaction have been changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: February 17, 2012	By:	/s/ Kelly J. Stopher	……………………….
Name: Kelly J. Stopher Title: CFO